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                                                                     EXHIBIT 5.1




                        [Letterhead of Latham & Watkins]


                                  May 19, 1998









Chancellor Media Corporation
433 East Las Colinas Boulevard
Irving, Texas 75309

         Re: Chancellor Media Corporation: Common Stock, par value $.01 per share

Gentlemen;

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement"), which you intend to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of (i) 7,890,000 shares of Common Stock, par value $.01 per share (the "Plan Shares"), to be issued by Chancellor Media Corporation (the "Company") under the 1998 Chancellor Media Corporation Stock Option Plan (the "Plan"), and (ii) 450,000 shares of Common Stock (the "Director Plan Shares"), to be issued by the Company under the Company's Amended and Restated Non-Employee Director Stock Option Plan (the "Director Plan").

         We are familiar with the proceedings undertaken in connection with the adoption and approval by the Company of the Plan and the Director Plan. Additionally, we have examined such questions of law and fact as we have considered necessary or appropriate for purposes of this opinion.

         We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

         Subject to the foregoing and in reliance thereon, it is our opinion that:



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LATHAM & WATKINS

May 19, 1998
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         (i) upon the exercise of options granted pursuant to the Plan and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Plan Shares pursuant to the Plan and the Registration Statement, including, without limitation, collection of required payment for such shares, the Plan Shares will be validly issued, fully paid and non-assessable securities of the Company; and

         (ii) upon the exercise of options granted pursuant to the Director Plan and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Director Plan Shares pursuant to the Director Plan and the Registration Statement, including, without limitation, collection of required payment for such shares, the Director Plan Shares will be validly issued, fully paid and non-assessable securities of the Company.

         We consent to your filing this opinion as an exhibit to the Registration Statement.


                                           Very truly yours,


                                           /s/ LATHAM & WATKINS